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                                                                    EXHIBIT 21.1

LODGIAN, INC. AND ITS SUBSIDIARIES

1075 Hospitality, LP
12801 NWF Beverage Management, Inc.
Albany Hotel, Inc.
AMI Operating Partners, L.P.
AMIOP Acquisition Corp.
AMIOP Acquisition General Partner SPE Corp.
Apico Hills. Inc.
Apico Inns of Greentree, Inc.
Apico Inns of Pennsylvania, Inc.
Apico Inns of Pittsburgh, Inc.
Apico Management Corp.
Atlanta-Boston Holdings, LLC
Atlanta-Boston Lodging, LLC
Atlanta-Boston SPE, Inc.
Atlanta-Hillsboro Lodging, LLC
Atlanta-Rio Rancho Beverage Management, Inc.
Brecksville Hospitality, Inc.
Brecksville Hospitality, LP
Brunswick Motel Enterprises, Inc.
Columbus Hospitality Associates, LP
Courtyard Club
Dedham Lodging Associates I. LP
Dedham Lodging SPE, Inc.
Dothan Hospitality 3053, Inc.
Dothan Hospitality 3071, Inc.
East Washington Hospitality, LP
European Ventures, Inc.
Fayetteville Motel Enterprises, Inc.
Fort Wayne Hospitality Associates II, LP
Fourth Street Hospitality, Inc.
Gadsden Hospitality, Inc.
Georgia-California Beverage Corp.
Harrisburg Motel Enterprises, Inc.
Hilton Head Motel Enterprises, Inc.
Impac Development & Construction, LLC
Impac Holdings III, LLC
Impac Hotel Group Mezzanine, LLC
Impac Hotel Group, Inc.
Impac Hotel Group, Inc.
Impac Hotel Group, LLC
Impac Hotel Management, LLC
Impac Hotels Development, Inc.
Impac Hotels I, LLC
Impac Hotels II, LLC
Impac Hotels III, LLC
Impac Hotels Member SPE, Inc.
Impac Spe #1, Inc.
Impac Spe #2, Inc.


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Impac SPE #3, Inc.
Impac SPE #4, Inc.
Impac SPE #5, Inc.
Impac SPE #6, Inc.
Island Motel Enterprises, Inc.
KDS Corporation
Kinser Motel Enterprises, Inc.
Lafayette Beverage Management, Inc.
Lawrence Hospitality Associates, LP
Little Rock Beverage Management, Inc.
Little Rock Lodging Associates I, LP
Lodgian Abeline Beverage Corp.
Lodgian Acquisition, LLC
Lodgian AMI, Inc.
Lodgian Austin Beverage Corp.
Lodgian Coconut Grove, LLC
Lodgian Dallas Beverage Corp.
Lodgian Financing Corp.
Lodgian Financing Mezzanine, LLC
Lodgian Hotels, Inc.
Lodgian Lancaster North, Inc.
Lodgian Little Rock SPE, Inc.
Lodgian Management Corp.
Lodgian Market Center Beverage Corp.
Lodgian Memphis Property Owner
Lodgian Mezzanine Springing Member, Inc.
Lodgian Mortgage Springing Member, Inc.
Lodgian Mount Laurel, Inc.
Lodgian Ontario, Inc.
Lodgian Richmond SPE, Inc.
Lodgian Richmond, LLC
Lodgian York Market Street, Inc.
Lodgian, Inc.
Macon Hotel Associates LLC
Manhattan Hospitality Associates, LP
Marketing Design Force
McKnight Motel, Inc.
Melbourne Hospitality Associates, LP
Minneapolis Motel Enterprises, Inc.
Moon Airport Motel, Inc.
New Orleans Airport Motel Associates, LP
New Orleans Airport Motel Enterprises, Inc.
NH Motel Enterprises, Inc.
Palm Beach Motel Enterprises, Inc.
Penmoco, Inc.
Raleigh Downtown Enterprises, Inc.
Raleigh Motel Enterprises, Inc.
REPL, Inc.
Royce Management Corp of Georgia

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Royce Management Corp of Morristown
Saginaw Hospitality, LP
Second Fayetteville Motel Enterprises, Inc.
Second Palm Beach Motel Enterprises, Inc.
Servico Acquisition Corp.
Servico Austin, Inc.
Servico Cedar Rapids, Inc.
Servico Centre Associates, Ltd.
Servico Charlottesville, Inc.
Servico Colesville, Inc.
Servico Columbia II, Inc.
Servico Columbia, Inc.
Servico Columbus, Inc.
Servico Concord, Inc.
Servico Council Bluffs, Inc.
Servico East Washington, Inc.
Servico Flagstaff, Inc.
Servico Fort Wayne II, Inc.
Servico Fort Wayne, Inc.
Servico Frisco, Inc.
Servico Grand Island, Inc.
Servico Hilton Head, Inc.
Servico Hotels I, Inc.
Servico Hotels II, Inc.
Servico Hotels III, Inc.
Servico Hotels IV, Inc.
Servico Houston, Inc.
Servico Jamestown, Inc.
Servico Lansing, Inc.
Servico Lawrence II, Inc.
Servico Lawrence, Inc.
Servico Management Corporation
Servico Management Corporation
Servico Manhattan II, Inc.
Servico Manhattan, Inc.
Servico Market Center, Inc.
Servico Maryland, Inc.
Servico Melbourne, Inc.
Servico Metairie, Inc.
Servico New York, Inc.
Servico Niagara Falls, Inc.
Servico Northwoods, Inc.
Servico Omaha Central, Inc.
Servico Omaha, Inc.
Servico Operations Corporation
Servico Operations Mezzanine, LLC
Servico Palm Beach General Partner SPE, Inc.
Servico Pensacola 7200, Inc.
Servico Pensacola 7330, Inc.

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Servico Pensacola, Inc.
Servico Rolling Meadows, Inc.
Servico Roseville, Inc.
Servico Saginaw, Inc.
Servico Silver Springs, Inc.
Servico Tucson, Inc.
Servico West Des Moines, Inc.
Servico West Palm Beach, Inc.
Servico Wichita, Inc.
Servico Windsor, Inc.
Servico Winter Haven, Inc.
Servico Worcester, Inc.
Servico, Inc.
Sharon Motel Enterprises, Inc.
Sheffield Motel Enterprises, Inc.
Sioux City Hospitality, LP
Sixteen Hotels, Inc.
SMC Management Corp of Ft. Wayne
SMC Management Corp of Indianapolis
South Carolina Interstate Motel Enterprises
Southfield Hotel Group II, LLC
Stevens Creek Hospitality, Inc.
Tyler Motel Associates, Inc.
W.V.B.M., Inc.
Washington Motel Enterprises, Inc.
Wilpen, Inc.
Worcester Hospitality Associates, LP